Exhibit 99.1

NEWS RELEASE

HEALTH CARE PROPERTY INVESTORS, INC. REPORTS RESULTS FOR THE QUARTER ENDED SEPTEMBER 30, 2006

LONG BEACH, CA, October 30, 2006 — Health Care Property Investors, Inc. (“HCP” or the “Company”) (NYSE:HCP), today announced operating results for the quarter ended September 30, 2006. Net income applicable to common shares for the quarter ended September 30, 2006, was $71.5 million, or $0.52 per diluted share of common stock. This compares with net income applicable to common shares of $39.8 million, or $0.29 per diluted share of common stock, for the quarter ended September 30, 2005. Net income applicable to common shares for the nine months ended September 30, 2006, was $160.4 million, or $1.17 per diluted share of common stock, compared to $115.7 million, or $0.86 per diluted share of common stock in the year ago period.  The Company’s net income applicable to common shares for the three and nine months ended September 30, 2006 includes net gains on sales of real estate of $35.7 million and $46.6 million, or $0.25 and $0.33 per diluted share of common stock, respectively. During the three and nine months ended September 30, 2006, the Company sold four and 12 properties for net proceeds of $89.2 million and $116.8 million, respectively.

Funds From Operations (“FFO”) applicable to common shares was $69.4 million, or $0.50 per diluted share of common stock, for the quarter ended September 30, 2006, compared to FFO applicable to common shares of $68.8 million, or $0.50 per diluted share of common stock, for the quarter ended September 30, 2005.  FFO applicable to common shares for the nine months ended September 30, 2006, was $207.1 million, or $1.50 per diluted share of common stock, compared to $192.0 million, or $1.41 per diluted share of common stock in the year ago period.  Prior to impairment charges of $4.7 million, or $0.03 of diluted funds from operations per common share, FFO applicable to common shares was $1.53 per diluted share of common stock for the nine months ended September 30, 2006. No impairment charges were incurred in the quarter ended September 30, 2006, or the year ago periods. FFO is a supplemental non-GAAP financial measure that the Company believes is helpful in evaluating the operating performance of real estate investment trusts.

RECENT DEVELOPMENTS

Mergers with CNL Retirement Properties, Inc, and CNL Retirement Corp.

•                  On October 5, 2006, HCP closed its merger with CNL Retirement Properties, Inc (“CRP”) for aggregate consideration of approximately $5.3 billion. In the merger, HCP paid an aggregate of $2.9 billion of cash, issued 22.9 million shares of common stock, and either assumed or refinanced approximately $1.7 billion of CRP's outstanding debt.  Simultaneously, with the closing of the merger with CRP, HCP also merged with CNL Retirement Corp.

Capital Market Transactions

•                  In connection with the CRP merger, the Company obtained from a syndicate of banks credit agreements providing for aggregate borrowings of $3.4 billion.  The facilities include a $0.7 billion bridge loan, $1.7 billion two-year term loan, and $1.0 billion three-year term revolving credit facility.

•                  On September 19, 2006, the Company issued $1 billion of senior unsecured notes, which consisted of $300 million of floating rate notes due 2008, $300 million of 5.95% notes due 2011, and $400 million of 6.30% notes due 2016.  The Company received net proceeds of $994 million, which together with cash on hand and borrowings under the new credit facilities were used to repay the Company’s previous line of credit facility and finance the CRP merger.

Real Estate Transactions

•                  During the nine months ended September 30, 2006, the Company acquired interests in properties aggregating $451 million, including the following:

-              As previously announced, on July 28, 2006, the Company acquired two assisted living facilities, in exchange for three assisted living facilities valued at approximately $20 million, and $37 million in cash.  The two acquired properties have an initial lease term of ten years, with two ten-year renewal options, and an initial contractual annual lease rate of 7.0% with escalators based on the properties’ revenue growth.  The acquired properties are included in a new master lease that contains six properties leased to the operator.

•                  On October 2, 2006, the Company acquired five assisted living and independent living facilities for $31 million, through a sale-leaseback transaction. These facilities have an initial lease term of fifteen years, with two ten-year renewal options. The initial annual lease rate is approximately 8.5% with annual escalators of 3%.  These assets are included in a master lease that has 31 properties leased to the operator.

•                  During the nine months ended September 30, 2006, the Company sold 12 properties for $116.8 million and recognized gains of approximately $46.6 million, which includes one building sold on July 25, 2006, for $73 million with a gain of approximately $32 million.

•      On October 10, 2006, the Company entered into a definitive agreement to sell 78 skilled nursing facilities, that is expected to close during the fourth quarter of 2006. The closing of the transaction is subject to certain customary conditions.

•                  On October 24, 2006, the Company entered into a definitive agreement to acquire the interest held by an affiliate of GE in HCP Medical Office Portfolio, LLC, for $141 million. The closing of the transaction is subject to certain customary conditions. Upon the closing of this acquisition, expected to occur on or before November 30, 2006, HCP will be the sole owner of the venture and its fifty-nine medical office buildings with approximately 4 million rentable square feet.

•                  On October 27, 2006, the Company entered into a joint venture agreement with an institutional partner.  Pursuant to the agreement, this partner will acquire a majority equity interest in a portfolio consisting of 13 medical office buildings located in five states.  HCP will act as the managing member and receive a one-time acquisition fee and ongoing asset management fees.

Other Events

•                  On October 26, 2006, the Company announced that its Board of Directors declared a quarterly common stock cash dividend of $0.425 per share. The common stock dividend will be paid on November 21, 2006, to stockholders of record as of the close of business on November 3, 2006.

FUTURE OPERATIONS

For the full year 2006, the Company presently expects net income applicable to common shares to range between $3.26 and $3.32 per diluted common share, FFO applicable to common shares to range between $1.80 and $1.86 per diluted common share, and FFO applicable to common shares, before giving effect to merger-related costs and impairments, to range between $1.97 and $2.03 per diluted common share.

For the full year 2007, the Company presently expects net income applicable to common shares to range between $1.63 and $1.73 per diluted common share, FFO applicable to common shares to range between $2.09 and $2.19 per diluted common share, and FFO applicable to common shares, before giving effect to merger-related costs, to range between $2.15 and $2.25 per diluted common share.

COMPANY INFORMATION

Health Care Property Investors, Inc. has scheduled a conference call and webcast for Monday, October 30, 2006 at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) in order to present the Company's performance and operating results for the quarter ended September 30, 2006. The conference call is accessible by dialing (866) 314-5050 (U.S.) or (617) 213-8051 (International). The participant pass code is 51543746. The webcast is accessible via the Company's Internet web site at www.hcpi.com. A webcast replay of the conference call will be available after 2:00 p.m. Eastern Time on October 30, 2006 through November 14, 2006 on the Company's web site. The Company's supplemental information package for the current period will also be available on the Company's web site in the "Presentations" section of the "Investor Relations" tab.

Health Care Property Investors, Inc. (NYSE:HCP) is a self-administered REIT that invests directly or through joint ventures in healthcare facilities. As of September 30, 2006, the Company’s portfolio of properties, excluding assets held for sale but including investments through joint ventures and mortgage loans, included 521 properties in 42 states and consisted of 144 senior housing facilities, 178 medical office buildings, 30 hospitals, 144 skilled nursing facilities and 25 other healthcare facilities. For more information on Health Care Property Investors, Inc., visit the Company’s web site at www.hcpi.com.

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Contact:

Health Care Property Investors, Inc., Long Beach, California

Mark A. Wallace

Senior Vice President, Chief Financial Officer and Treasurer

(562) 733-5100

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include the Company’s estimate of net income per diluted common share, FFO per diluted common share, FFO per diluted common share before giving effect to merger-related costs and impairments for the full year 2006 and 2007, and the expected closing date of the Company’s transaction with an affiliate of General Electric Company. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include competition for the acquisition and financing of healthcare facilities; the ability of the Company to integrate CRP and its external advisor and to preserve the goodwill of these acquired companies; the ability of the Company to achieve its expected benefits from the acquisition; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); continuing operational difficulties in the skilled nursing and senior housing sectors; the Company’s ability to acquire, sell or lease facilities and the timing of acquisitions, sales and leasings; changes in healthcare laws and regulations and other changes in the healthcare industry which affect the operations of the Company’s lessees or mortgagors; changes in management; costs of compliance with building regulations; changes in tax laws and regulations; changes in the financial position of the Company’s lessees and mortgagors; changes in rules governing financial reporting, including new accounting pronouncements; and changes in economic conditions, including changes in interest rates and the availability and cost of capital, which affect opportunities for profitable investments. Some of these risks, and other risks, are described from time to time in Health Care Property Investors, Inc.’s Securities and Exchange Commission filings

HEALTH CARE PROPERTY INVESTORS, INC.

Summary of Information

In thousands, except per share data

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005

Revenues and other income	$139,597	$119,224	$413,788	$335,562

Net income applicable to common shares	$71,536	$39,759	$160,425	$115,698

Basic earnings per common share	$0.52	$0.29	$1.18	$0.86

Diluted earnings per common share	$0.52	$0.29	$1.17	$0.86

Weighted average shares used to calculate diluted earnings per common share	143,538	136,135	139,195	135,291

Funds from operations applicable to common shares (1)	$69,420	$68,767	$207,124	$191,975

Diluted funds from operations applicable to common shares (1)	$71,953	$71,174	$214,956	$198,615

Basic funds from operations per common share (1)	$0.51	$0.51	$1.52	$1.43

Diluted funds from operations per common share (1)	$0.50	$0.50	$1.50	$1.41

Weighted average shares used to calculate diluted funds from operations per common share	143,538	141,866	143,349	140,556

Impairments	$—	$—	$4,711	$—

Per common share impact of impairments on diluted funds from operations	$—	$—	$0.03	$—

(1)             The Company believes that Funds From Operations (“FFO”) applicable to common shares, Diluted Funds From Operations applicable to common shares and Basic and Diluted Funds From Operations per common share are important supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that use historical cost accounting for depreciation could be less informative. The term FFO was designed by the real estate investment trust industry to address this issue.

FFO is defined as net income applicable to common shares (computed in accordance with U.S. generally accepted accounting principles), excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income.  A reconciliation of net income applicable to common shares to FFO applicable to common shares is provided herein.

HEALTH CARE PROPERTY INVESTORS, INC.

Consolidated Statements of Income

In thousands, except per share data

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenues and other income:
Rental revenues and other income	$130,952	$111,948	$376,499	$316,796
Equity income (loss) from unconsolidated joint ventures	1,044	(531)	7,580	(232)
Interest and other income	7,601	7,807	29,709	18,998
	139,597	119,224	413,788	335,562

Costs and expenses:
Interest	36,968	28,262	102,701	76,872
Depreciation and amortization	32,237	26,690	93,683	75,697
Operating	20,105	13,373	56,786	42,062
General and administrative	8,280	7,301	25,218	23,413
Impairments	—	—	3,087	—
	97,590	75,626	281,475	218,044

Income before minority interests	42,007	43,598	132,313	117,518
Minority interests	(3,511)	(3,415)	(11,458)	(9,593)

Income from continuing operations	38,496	40,183	120,855	107,925

Discontinued operations:
Operating income	2,594	4,585	10,441	14,444
Gain on sales of real estate, net of impairments	35,728	273	44,977	9,177
	38,322	4,858	55,418	23,621

Net income	76,818	45,041	176,273	131,546
Preferred stock dividends	(5,282)	(5,282)	(15,848)	(15,848)

Net income applicable to common shares	$71,536	$39,759	$160,425	$115,698

Basic earnings per common share:
Continuing operations	$0.24	$0.26	$0.77	$0.69
Discontinued operations	0.28	0.03	0.41	0.17
Net income applicable to common shares	$0.52	$0.29	$1.18	$0.86

Diluted earnings per common share:
Continuing operations	$0.24	$0.26	$0.77	$0.69
Discontinued operations	0.28	0.03	0.40	0.17
Net income applicable to common shares	$0.52	$0.29	$1.17	$0.86

Weighted average shares used to calculate earnings per common share:
Basic	136,682	135,225	136,402	134,385

Diluted	143,538	136,135	139,195	135,291

HEALTH CARE PROPERTY INVESTORS, INC.

Funds From Operations Information

In thousands, except per share data

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005

Net income applicable to common shares	$71,536	$39,759	$160,425	$115,698
Real estate depreciation and amortization:
Continuing operations	32,237	26,690	93,683	75,697
Discontinued operations	551	1,039	2,142	3,410
Gain on sales of real estate	(35,728)	(273)	(46,601)	(9,177)
Equity income from unconsolidated joint ventures	(1,044)	531	(7,580)	232
FFO from unconsolidated joint ventures	2,177	1,339	5,690	7,069
Minority interests	3,511	3,415	11,458	9,593
Minority interests in FFO	(3,820)	(3,733)	(12,093)	(10,547)
Funds from operations applicable to common shares (1)	$69,420	$68,767	$207,124	$191,975

Distributions on convertible units	$2,533	$2,407	$7,832	$6,640

Diluted funds from operations applicable to common shares (1)	$71,953	$71,174	$214,956	$198,615

Basic funds from operations per common share (1)	$0.51	$0.51	$1.52	$1.43

Diluted funds from operations per common share (1)	$0.50	$0.50	$1.50	$1.41

Weighted average shares used to calculate diluted funds from operations per common share	143,538	141,866	143,349	140,556

Impairments	$—	$—	$4,711	$—

Per common share impact of impairments on diluted funds from operations	$—	$—	$0.03	$—

(1)             The Company believes that Funds From Operations (“FFO”) applicable to common shares, Diluted Funds From Operations applicable to common shares and Basic and Diluted Funds From Operations per common share are important supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that use historical cost accounting for depreciation could be less informative. The term FFO was designed by the real estate investment trust industry to address this issue.

FFO is defined as net income applicable to common shares (computed in accordance with U.S. generally accepted accounting principles), excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income.

HEALTH CARE PROPERTY INVESTORS, INC.

Consolidated Balance Sheets

In thousands, except share and per share data

	September 30,	December 31,
	2006	2005
	(Unaudited)
Assets
Real estate:
Buildings and improvements	$3,754,173	$3,365,869
Developments in process	19,822	22,286
Land	361,391	328,609
Less accumulated depreciation and amortization	657,552	573,767
Net real estate	3,477,834	3,142,997

Loans receivable, net:
Joint venture partners	7,053	7,006
Others	138,258	179,825
Investments in and advances to unconsolidated joint ventures	49,757	48,598
Accounts receivable, net of allowance of $1,188 and $1,205, respectively	12,676	13,313
Cash and cash equivalents	645,363	21,342
Restricted cash	125,165	2,270
Intangibles, net	58,501	38,804
Real estate held for sale, net	27,964	98,855
Other assets, net	68,930	44,255

Total assets	$4,611,501	$3,597,265

Liabilities and Stockholders’ Equity
Bank line of credit	$—	$258,600
Senior unsecured notes	2,471,274	1,462,250
Mortgage debt	452,154	236,096
Accounts payable and accrued liabilities	89,371	68,718
Deferred revenue	31,372	22,551
Total liabilities	3,044,171	2,048,215

Minority interests:
Joint venture partners	24,848	20,905
Non-managing member unitholders	127,763	128,379
Total minority interests	152,611	149,284

Stockholders’ equity:
Preferred stock, $1.00 par value: 50,000,000 shares authorized; 11,820,000 shares issued and outstanding, liquidation preference of $25 per share	285,173	285,173
Common stock, $1.00 par value: 750,000,000 shares authorized; 137,560,108 and 136,193,764 shares issued and outstanding, respectively	137,560	136,194
Additional paid-in capital	1,478,990	1,446,349
Cumulative net income	1,697,419	1,521,146
Cumulative dividends	(2,179,535)	(1,988,248)
Accumulated other comprehensive loss	(4,888)	(848)

Total stockholders’ equity	1,414,719	1,399,766

Total liabilities and stockholders’ equity	$4,611,501	$3,597,265

HEALTH CARE PROPERTY INVESTORS, INC.

Projected Funds From Operations (1)

(Unaudited)

PROJECTED FUTURE OPERATIONS (Full Year 2006 and 2007):	2006		2007
	Low	High	Low	High

Diluted earnings per common share	$3.26	$3.32	$1.63	$1.73
Gain on real estate dispositions	(2.34)	(2.34)	(0.24)	(0.24)
Real estate depreciation and amortization	0.85	0.85	0.64	0.64
Joint venture adjustments	0.03	0.03	0.06	0.06

Diluted funds from operations per common share (2)	$1.80	$1.86	$2.09	$2.19

Merger-related costs(3)	0.14	0.14	0.06	0.06
Impairments	0.03	0.03	—	—
Diluted funds from operations per common share before merger-related costs	$1.97	$2.03	$2.15	$2.25

(1)    Except as otherwise noted above, the foregoing projections reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release. These estimates also include the impact on operating results from potential future property acquisitions and dispositions, but do not reflect the potential impact of future impairments, if any.  By definition, FFO does not include real estate-related depreciation and amortization or gains and losses associated with real estate disposition activities, but does include impairment charges. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above. The aforementioned ranges represent management’s best estimate of results based upon the underlying assumptions as of the date of this press release.

(2)    The Company believes that Diluted Funds From Operations per common share is an important supplemental measure of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that use historical cost accounting for depreciation could be less informative. The term FFO was designed by the real estate investment trust industry to address this issue.

         FFO is defined as net income (computed in accordance with U.S. generally accepted accounting principles), excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income.

(3)    Merger-related costs primarily include amortization of fees associated with the Company’s new bank facilities, write-off of unamortized deferred financing fees for the Company’s pre-existing revolving line of credit, severance and retention-related compensation, and integration costs.

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